SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is made and entered into as of the ___ day of July, 2020, by and between HPBB1, LLC, a Georgia limited liability company (“Seller”), and BBHQ1, LLC, a Delaware limited liability company, and its permitted assigns (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement dated June 17, 2020, as amended by the First Amendment to Purchase and Sale Agreement dated July 8, 2020 (as amended, the “Agreement”), with respect to that certain tract or parcel of land and the improvements thereon situated in Berkeley County, South Carolina, as more particularly described and depicted in the Agreement; and
WHEREAS, Purchaser and Seller desire to modify the Agreement as described below.
NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:
1.    Recital; Terms. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized and defined terms and phrases shall have the meanings as set forth in the Agreement unless otherwise provided herein.

2.    Inspection Results. The Agreement is amended to provide that the Purchase Price is reduced by the sum of $49,435.72 to $76,272,484.66 to address the agreed upon cost to address and resolve issues raised by Purchaser arising from Purchaser’s inspection activities pursuant to Section 4.3 of the Agreement. Purchaser acknowledges and agrees that it has finally approved the results of such inspections, taking into account such agreed upon Purchase Price reduction. Purchaser hereby unconditionally waives its right to terminate the Agreement pursuant to Section 4.5 of the Agreement.

3.    Lender Consent. Seller acknowledges and agrees that (i) Lender Consent has not yet been obtained as of the date of this Second Amendment, and (ii) Lender has imposed substantive requirements for the Lender Consent in addition to those specifically provided in Article 8 of the Agreement, which must be approved by Purchaser, Blackbaud Guarantor, and Blackbaud, Inc. in accordance with Section 8.5 of the Agreement.

4.    Seller Representation. The following is hereby added to the end of Section 5.4 of the Agreement:

Seller represents that to Seller’s knowledge, there exist no uncured Event of Default (as defined in the Mortgage) of Seller or John R. Holder under the Existing Loan Documents.

5.    Conflicts; Ratification; Counterparts. In the event of any conflict between the terms
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of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall control. Except as expressly modified hereby, the Agreement shall remain unamended and in full force and effect and is hereby ratified and confirmed by the parties hereto. Purchaser and Seller agree to accept this Second Amendment as fully executed upon receipt of counterpart signatures via facsimile or email. Further, the parties agree that signatures by DocuSign, Sign-n-Send or other similar electronic signing software will be deemed to be originals. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

Seller:

HPBB1, LLC,
a Georgia limited liability company

By:	/s/ John R. Holder
John R. Holder, President

Purchaser:

BBHQ1, LLC,
a Delaware limited liability company

By:	/s/ Jon W. Olson
Jon W. Olson, Secretary

Consented to by:

BLACKBAUD, INC., a Delaware corporation

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Sr. Vice President & General Counsel

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